Exhibit 99.1

SEI Investments Company

Impact of Support Provided to Sponsored Money Market Funds

Quarter to date and Cumulative to date November 28, 2008

(in thousands)

				Quarter to date Fourth Quarter 2008 As of November 28, 2008		Cumulative to date As of November 28, 2008
Description	Par Value of Securities	Support Amount	Required Collateral	Gross Charge	After-Tax Charge	Gross Charge	After-Tax Charge
Securities currently held by funds:
Capital Support Agreement (1)	$271,438	$271,438	$149,547	$42,344	$26,855	$136,003	$85,954
Capital Support Agreement (2)	72,026	30,000	30,000	8,069	5,118	26,834	16,959

Total of securities currently held by funds	$343,464	$301,438	$179,547	$50,413	$31,973	$162,837	$102,913

1 - Pertains to SEI Daily Income Trust Prime Obligation Fund

2 - Pertains to SEI Liquid Asset Trust Prime Obligation Fund